TelcoBlue, Inc. Announces Completion of its Acquisition of PCM, Inc.

For Immediate Release

WINSTON SALEM, N.C./EWORLDWIRE/Jan. 22, 2004 ---Telco Blue's
(OTCBB:TBLUE) new president James Turek is pleased to announce the company has completed the acquisition of Promotional Containers
Manufacturing, Inc. (PCM) and has relocated the operations to its new headquarters in Lexington, KY.

The new management, while retaining the Telco Blue name, will also
operate as PCM, INC./GMB.   The original GMB company started in 1906
and has been continuously operational, producing quality products. Since its beginning, the company has been the leader in Fine
Portraiture Packaging.   Today, their product options exceed 2,000 in
number, most of which are handmade to exacting standards.

Locations in clued Lexington, KY, El Paso, TX and various distribution centers throughout the United States.

You can access an overview of products by visiting their website www.gmbphotoalbums.com; this site will be operational January 22 or 23, 2004 due to a server change.

The new e-commerce site is nearing completion and will be operational by the end of January.

Forward Looking Statement

This Press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of
the Securities Exchange Act of 1934.   These statements are based on
the Company's current expectations as to future events.   However, the
forward-looking statements and circumstances discussed in this press release might not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

CONTACT:
James Turek
TelcoBlue, Inc.
3166 Custer Drive Suite 101
Lexington, KY 40517
PHONE. 859-245-5252
FAX. 859-245-5105